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                                                                    EXHIBIT 23.3


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Registration Statement of World Access, Inc. on Form S-8 of our report on the consolidated financial statements of Advanced TechCom, Inc. and Subsidiaries dated March 27, 1998 appearing in the Current Report on Form 8-K filed on February 13, 1998, as amended by Amendment No. 1 thereto on Form 8-K/A filed on April 14, 1998, as further amended by Amendment No. 2 thereto on Form 8-K/A filed on September 3, 1998.


                                        /s/ TEDDER, GRIMSLEY & COMPANY, P.A.


Lakeland, Florida
November 2, 1998